EXHIBIT 10

                            SAN JUAN FINANCIAL, INC.
                       AGREEMENT FOR SALE OF COMMON STOCK

3

                                      INDEX

                                                                        Page

ARTICLE I - SALE OF STOCK ......................................          4

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF
             SAN JUAN FINANCIAL, INC. ......... ................          4
    2.01 - Organization ........................................          4
    2.02 - Capital .............................................          4
    2.03 - Directors and Officers' Compensation; Banks .........          4
    2.04 - Financial Statements ................................          4
    2.05 - Absence of Changes ..................................          5
    2.06 - Absence of Undisclosed Liabilities ..................          5
    2.07 - Tax Returns .........................................          5
    2.08 - Investigation of Financial Condition.................          5
    2.09 - Trade Names and Rights ..............................          5
    2.10 - Contracts and Leases ................................          5
    2.11-  Insurance Policies ..................................          5
    2.12 - Compliance with Laws ................................          6
    2.13 - Litigation ..........................................          6
    2.14 -    Ability to Carry Out Obligations .................          6

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF
             THE SHAREHOLDERS ..................................          6

ARTICLE IV - OBLIGATIONS BEFORE AND CONDITIONS TO CLOSING .......         7

ARTICLE V - CLOSING .............................................         7
    5.0l - Closing ..............................................         7
    5.02 - Shares and License ...................................         7
    5.03 - Promissory Note ......................................         7
    5.04 - Deposit to Checking Account ..........................         7
    5.05 - Officers and Directors ...............................         7

ARTICLE VI - MISCELLANEOUS ......................................         7
    6.0l -    Arbitration .......................................         7
    6.02 -    Costs..............................................         8
    6.03 -    Termination .......................................         8
    6.04 -    Captions and Headings .............................         8
    6.05 -    No Oral Change ....................................         8
    6.06 -    Non-Waiver ........................................         8
    6.07 -    Time of Essence ...................................         8
    6.08 -    Entire Agreement ..................................         9
    6.09 -    Governing Law .....................................         9
    6.10 -    Counterparts ......................................         9
    6.11 -    Notices ...........................................         9
    6.12 -    Binding Effect ....................................         9
    6.13 -    Effect of Closing .................................         9
    6.14 -    Mutual Cooperation ................................         9

                                      INDEX


    Exhibit A -  Options, Warrants and Convertible Securities....
    Exhibit B -  Officers and Directors .........................
    Exhibit C -  Financial Statements - Changes in Financial Condition
    Exhibit D -  Trademarks, Trade Names and Copyrights .........
    Exhibit E -  Material Contracts .............................
    Exhibit F -  Insurance Policies..............................
    Exhibit G -  Promissory Note ................................

11


                                    AGREEMENT

      This AGREEMENT made this 4th day of April 2006 by and between San Juan Financial, Inc. ("SJF") and Rex Doyle, John Ippolito, David Reynolds, Dana Walters, and Joseph Lindquist (collectively the "Shareholders") is made for the purpose of setting forth the terms and conditions upon which SJF will sell shares of its common stock to the Shareholders.

     In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE I
                                  SALE OF STOCK

      Subject to the terms and conditions of this Agreement, SJF agrees to sell:

     o    20,000,000 shares of its common stock to Rex Doyle for $200;
     o    20,000,000 shares of its common stock to John Ippolito for $200;
     o    2,000,000 shares of its common stock to David Reynolds for $200;
     o    1,000,000 shares of its common stock to Dana Walters for $10; and
     o    1,000,000 shares of its common stock to Joseph Lindquist for $10.

                 ARTICLE IIREPRESENTATIONS AND WARRANTIES OF SJF

      SJF represents and warrants to the Shareholders that:

      2.0l Organization. SJF is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

      2.02 Capital. The authorized capital stock of SJF consists of 750,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 5,260,000 shares of common stock and no shares of preferred stock will be issued and outstanding at closing. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating SJF to issue or to transfer from treasury any additional shares of its capital stock of any class other than as set forth on Exhibit A.

      2.03 Directors and Officers' Compensation; Banks. Exhibit B to this Agreement contains: (i) the names and titles of all directors and officers of SJF and all persons whose compensation from SJF as of the date of this Agreement will equal or its expected to equal or exceed, at an annual rate, the sum of $1,000; (ii) the name and address of each bank with which SJF has an account or safety deposit box, the identification number thereof, and the names of all persons who are authorized to draw thereon or have access thereto; and (iii) the names of all persons who have a power of attorney from SJF and a summary of the terms thereof.

      2.04 Financial Statements. Exhibit C to this Agreement is the balance sheets of SJF as of September 30, 2005, and the related statements of income for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by SJF throughout the periods indicated and fairly present the financial position of SJF as of the dates of the balance sheets included in the financial statements, and the results of its operations for the periods indicated.

      2.05 Absence of Changes. Since September 30, 2005 there has not been any change in the financial condition or operations of SJF, except changes reflected on Exhibit C or changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

      2.06 Absence of Undisclosed Liabilities. SJF did not as of September 30, 2005 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit C.

      2.07 Tax Returns. Within the times and in the manner prescribed by law, SJF has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. No federal income tax returns of SJF have been audited by the Internal Revenue Service. The provision for taxes, if any, reflected in SJF's balance sheet as of September 30, 2005, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by SJF.

      2.08 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, the Shareholders will have the opportunity to meet with SJF's accountants and attorneys to discuss the financial condition of SJF. SJF shall make available to the Shareholders the books and records of SJF. The minutes of SJF are a complete and accurate record of all meetings of the shareholders and directors of SJF and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of SJF's directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons. The stock book of SJF contains an accurate record of all transactions with respect to the capital stock of SJF.

      2.09 Trade Names and Rights. Exhibit D attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications which are owned by SJF. No person other than SJF owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of SJF's business.

      2.10 Contracts and Leases. Exhibit E attached hereto and made a part hereof contains a summary of the provisions of all material contracts, leases,

and other agreements of SJF presently in existance or which have been agreed to by SJF (whether written or oral). Except as disclosed on Exhibit E, SJF is not in default under of these agreements or leases.

      2.11 Insurance Policies. Exhibit F to this Agreement is a description of all insurance policies held by SJF concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit F and are in full force and effect.

      2.12 Compliance with Laws. SJF has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting the operation of its business, including but not limited to applicable federal and state securities laws. SJF does not have any employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974.

      2.13 Litigation. SJF is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of SJF threatened, against or affecting SJF or its business, assets, or financial condition. SJF is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. SJF is not engaged in any legal action to recover moneys due to SJF or damages sustained by SJF.

      2.14 Ability to Carry Out Obligations. SJF has the right, power, and authority to enter into, and perform its obligations under, this Agreement. The execution and delivery of this Agreement by SJF and the performance by SJF of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which SJF is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of SJF, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of SJF or would create any obligation for which SJF would be liable, except as contemplated by this Agreement.

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

      The Shareholders have the right, power, and authority to enter into, and perform their obligations under, this Agreement. The Shareholders understand that the shares being acquired from SJF represent restricted securities as that term is defined in Rule l44 of the Securities and Exchange Commission.

                                   ARTICLE IV
                  OBLIGATIONS BEFORE AND CONDITIONS TO CLOSING

      Prior to the closing, and except as contemplated by this Agreement (i) SJF will conduct its business in the normal course, (ii) will not sell, pledge, or assign any assets, without the prior written approval of the Shareholders, except in the regular course of business and (iii) will not amend its Articles of Incorporation or By-laws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded material liabilities, acquire or dispose of fixed assets, change senior management, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

      Prior to the closing date:

     o    SJF will not have any liabilities; and
     o    SJF will have cash on hand of $300,000

                                    ARTICLE V
                                     CLOSING

      5.0l Closing. Unless the closing of this transaction takes place before April 10, 2006, either party may terminate this Agreement without liability to the other party:

      5.02  Shares.  On the closing date:
            ------

     o SJF will issue 20,000,000 shares of its common stock to Rex Doyle, 20,000,000 shares of its common stock to John Ippolito, and 2,000,000 shares of its common stock to David Reynolds.

     o Rex Doyle, as payment for the 20,000,000 shares, will deliver a check to SJF in the amount of $200.

     o John Ippolito, as payment for the 20,000,000 shares, will deliver a check to SJF in the amount of $200.

     o David Reynolds, as payment for the 2,000,000 shares, will deliver a check to SJF in the amount of $20.

     o Dana Walters, as payment for the 1,000,000 shares, will deliver a check to SJF in the amount of $10.

     o Joseph Lindquist, as payment for the 1,000,000 shares, will deliver a check to SJF in the amount of $10.

      5.03 Promissory Note. Rex Doyle, John Ippolito and David Reynolds will deliver a Promissory Note to SJF in the form of Exhbit G. The Promissory Note will not be valid until the wire transfer described in Section 5.04 of this Agreement has been received.

      5.04. Deposit to Checking Account. SJF will establish a bank account. As soon as practicable, the parties hereto will cooperate with each other such that $300,000 will be wire transferred into this bank account. This Agreement will not be considered to have closed until the $300,000 wire transfer has been received.

      5.05 Officer and Directors. At the closing of this Agreement SJF will cause Rex Doyle, John Ippolito and David Reynolds to be appointed as directors of SJF. Following such appointment, all present officers and directors of SJF will resign.

                                   ARTICLE VI
                                  MISCELLANEOUS

      6.01 Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Denver, Colorado in accordance with the rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

      6.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

      6.03 Termination. In addition to the other remedies, SJF or the Shareholders may on or prior to the closing date terminate this Agreement, without liability to the other party:

      (i) If the legality and sufficiency of all steps taken and to be taken by each party in carrying out this Agreement shall not have been approved by the respective party's counsel, which approval shall not be unreasonably withheld.

      (ii) If a party breaches any representation, warranty, covenant or obligation of such party set forth herein and such breach is not corrected within ten days of receiving written notice from the other party of such breach.

      6.04 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

      6.05 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

      6.06 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, convenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

      6.07 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

      6.08 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements, understandings and the letters of intent between the parties.

      6.09  Governing  Law.  This  Agreement  and  its  application  shall  be
            --------------
governed by the laws of Colorado.

      6.10 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      6.11 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

      San Juan Financial, Inc.                  Shareholders
      -----------------------                   ------------

      Mark Moniak                               Rex Doyle
      1240 India Street, #1907                  30 Fernglen
      San Diego, CA 92101                       Woodlands, TX  77380

                                                John Ippolito
                                                9007 Deerwick Ct.
                                                Tomball, TX  77375

                                                David Reynolds
                                                4311 Candlewood Park
                                                Katy, TX  77494

                                                Dana Walters
                                                11286 Crystal Oaks Way
                                                San Diego, CA  92101

                                                Joseph Lindquist
                                                5765 Friars Road #197
                                                San Diego, CA  92110


      6.12  Binding  Effect.  This  Agreement  shall  inure to and be  binding
            ---------------
upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

      6.13 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the closing of this Agreement.

      6.14 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein. Neither party will intentionally take any action, or omit to take any action, which will cause a breach of such party's obligations pursuant to this Agreement.

      Except as provided above, each of the parties hereto agrees to pay all of its own expenses (including without limitation, attorneys' and accountants' fees) incurred in connection with this Agreement, the transactions contemplated herein and negotiations leading to the same and the preparations made for carrying the same into effect. Each party agrees to indemnify and hold the other party harmless from any commission, fee or claim of any person, firm or corporation employed or retained by such party (or claiming to be employed or retained by such party) to bring about or represent such party in the transactions contemplated by this Agreement.

      AGREED TO AND ACCEPTED as of the date first above written.

                                    SAN JUAN FINANCIAL, INC.


                                 By  /s/ Mark W. Moniak
                                     ------------------------------------
                                     Mark W. Moniak, Chief Executive Officer

                                     /s/ Rex Doyle
                                     ------------------------------------
                                     Rex Doyle

                                     /s/ John Ippolito
                                     ------------------------------------
                                     John Ippolito

                                     /s/ David Reynolds
                                     ------------------------------------
                                     David Reynolds

                                     /s/ Dana Walters
                                     ------------------------------------
                                     Dana Walters

                                     /s/ Joseph Lindquist
                                     ------------------------------------
                                     Joseph Lindquist